Exhibit 99.1

Relmada Therapeutics to Present at Ladenburg Thalmann 2015 Healthcare Conference

Company Presentation on September 29, 2015 at 3:00 PM Eastern Time

NEW YORK, September 23, 2015 - Relmada Therapeutics, Inc. (OTCQB: RLMD), a clinical-stage company developing novel therapies for the treatment of chronic pain, announced today that Sergio Traversa, chief executive officer, will present at the Ladenburg Thalmann 2015 Healthcare Conference at the Sofitel Hotel in New York. The presentation is scheduled to take place at 3:00 pm Eastern Time on Tuesday, September 29, 2015.

A live webcast of the presentation will be available through the Company's website at www.relmada.com. Please register at least 10 minutes prior to the start of the presentation to ensure timely access. The webcast and presentation will also be archived on the website for 90 days after the conference.

About Relmada Therapeutics, Inc.

Relmada Therapeutics is a clinical-stage, publicly traded specialty pharmaceutical company developing novel versions of proven drug products together with new chemical entities that potentially address areas of high unmet medical need in the treatment of pain. The Company has a diversified portfolio of four lead products at various stages of development including d-Methadone (REL-1017) its N-methyl-D-aspartate (NMDA) receptor antagonist for neuropathic pain; topical mepivacaine (REL-1021), its orphan drug designated topical formulation of the local anesthetic mepivacaine; oral buprenorphine (REL-1028) its oral dosage form of the opioid analgesic buprenorphine; and LevoCap ER (REL-1015), its abuse resistant, sustained release dosage form of the opioid analgesic levorphanol. The Company’s product development efforts are guided by the internationally recognized scientific expertise of its research team. The Company’s approach is expected to reduce clinical development risks and costs while potentially delivering valuable products in areas of high unmet medical needs. For more information, please visit Relmada’s website at: www.relmada.com.

Forward-Looking Statements

This news release contains “forward-looking statements.” These statements are based on management’s current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact

Investor Contact:

Michael Becker, SVP of Finance and Corporate Development

Relmada Therapeutics Inc.

Tel: 212-376-5776

mbecker@relmada.com

Media Contact:

David Salisbury

Berry & Company Public Relations

Tel: 212-253-8881

dsalisbury@berrypr.com

Relmada Therapeutics

W: www.relmada.com | E: info@relmada.com